UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 20, 2014, the Company announced that it had entered into the Waiver and Forbearance Agreement (the "Waiver") with lenders (the "Lenders") constituting "Majority Lenders" under the Fourth Amended and Restated Credit Facility, dated as of June 20, 2012, by and among the Company, the Royal Bank of Scotland plc, as mandated lead arranger, bookrunner, swap bank, agent and security trustee, and the lenders party thereto (the "Credit Agreement").

Pursuant to the Waiver, the Lenders have agreed to waive any potential events of default based on, or related to, among other things, any non-compliance by the Company with the leverage ratio or minimum interest coverage ratio covenants set forth in the Credit Agreement, and to forbear from exercising any rights or remedies on account of any such potential events of default until June 30, 2014, subject to the Company's compliance with the terms, conditions and milestones as set forth in the Waiver, including, but not to limited to, those set forth in the following paragraph.

On or before April 15, 2014, the Company and the Majority Lenders must (i) agree on terms of a restructuring of the obligations outstanding under the Credit Agreement (a "Restructuring") and (ii) execute a binding restructuring support agreement or similar agreement documenting such agreed-upon terms (a "Restructuring Support Agreement"), including milestones for the commencement, implementation and closing of the Restructuring. In addition, no event of default may occur under the Restructuring Support Agreement once agreed.  Furthermore, no Event of Default (as defined in the Credit Agreement) may occur other than the potential events of default specifically waived pursuant to the Waiver.  There can be no assurance that the Company will be able to comply with such terms, conditions and milestones, particularly those that are outside of the Company's exclusive control.

The Company continues to have discussions with representatives of the Lenders pursuant to the Waiver.  Although there can be no assurance that the Company will be able to reach an agreement with the Lenders regarding the terms of a Restructuring, it is expected that any Restructuring transaction would be substantially dilutive to the Company's current shareholders.

A copy of the Company's press release regarding the Waiver is attached hereto as Exhibit 99.1.

ITEM 9.01.         FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits:

Exhibit No.	Description

99.1	Press Release dated March 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: March 20, 2014	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer